UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Bedford Property Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	68-0306514
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

270 Lafayette Circle Lafayette, California	94549
(Address of Principal Executive Offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered

7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:    333-112144

Securities to be Registered Pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered pursuant to this registration statement on Form 8-A are described in the “Description of the Series B Preferred Stock” section of the prospectus supplement, dated March 30, 2004, to the prospectus, dated February 9, 2004, forming a part of the registration statement on Form S-3 (file no. 333-112144) filed by Bedford Property Investors, Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as indicated below:

4.1*	Articles of Amendment and Restatement of Bedford Property Investors, Inc. filed on May 27, 2003.

4.2†	Articles Supplementary relating to the 7.625% Series B Cumulative Redeemable Preferred Stock of Bedford Property Investors, Inc.

4.3†	Specimen certificate for the 7.625% Series B Cumulative Redeemable Preferred Stock of Bedford Property Investors, Inc.

*	Incorporated by reference to Exhibit 3.1(d) to the registrant’s quarterly report on Form 10-Q for the period ended June 30, 2003 filed with the Commission on August 8, 2003.

†	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	April 5, 2004	BEDFORD PROPERTY INVESTORS, INC.

		By:	/s/ DENNIS KLIMMEK

Name: Dennis Klimmek Title: Executive Vice President, Secretary and General Counsel